Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
AMERICAN OIL & GAS, INC.
(As Adopted on June 12, 2009)
ARTICLE 1. OFFICERS
1.1 Business Office
The principal business office (“principal office”) of the corporation shall be located at any place either within or without the state of Nevada as designated in the corporation’s most current Annual Report filed with the Nevada Secretary of State. The corporation may have such other offices, either within or without the State of Nevada, as the board of directors of the corporation (“Board of Directors”) may designate or as the business of the corporation may require from time to time. The corporation shall maintain at its principal office a copy certain records, as specified in Section 2.15 of Article 2.
1.2 Registered Office
The registered office of the corporation shall be located within Nevada and may be, but need not be, identical with the principal office, provided the principal office is located within Nevada. The address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE 2. SHAREHOLDERS
2.1 Annual Shareholder Meeting
The annual meeting of the shareholders shall be held on the 22nd day of May of each year, or at a date and time fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day.
If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.
2.2 Special Shareholder Meetings
Special meetings of the shareholders, for any purpose or purposes described in the notice of meeting, may be called by the president, or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote on any issue at the meeting.

2.3 Place of Shareholder Meetings
The Board of Directors may designate any place, either within or without the State of Nevada, as the place for any annual or any special meeting of the shareholders, unless by written consent, which may be in the form of waivers of notice or otherwise, all shareholders entitled to vote at the meeting designate a different place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made by either the Board of Directors or unanimous action of the voting shareholders, the place of meeting shall be the principal office of the corporation in the State of Nevada.
2.4 Notice of Shareholder Meetings
(a) Required Notice. Written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the Board of Directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the laws of the State of Nevada governing corporations (the “Act”) or the Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) When deposited in the U.S. Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) 5 days after deposit in the U.S. Mail, if mailed postpaid and correctly addressed to an address, provided in writing by the shareholder which is different from that shown in the corporation’s current record of shareholders.
(b) Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place if the new date, time, and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is, or must be fixed (see Section 2.6 of this Article 2) then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4, to those persons who are shareholders as of the new record date.
(c) Waiver of Notice. A shareholder may waive notice of the meeting (or any notice required by the Act, Articles of Incorporation, or Bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes of filing with the corporate records.
A shareholder’s attendance at a meeting:
(1) Waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting; and
(2) Waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to consideration of the matter when it is presented.

(d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.4(d), or as provided in the corporation’s Articles of Incorporation, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.
If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all of the corporation’s property; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and be accompanied by, respectively, a copy or summary of the: (a) articles of amendment; (b) plan of merger or share exchange; and (c) transaction for disposition of all, or substantially all, of the corporation’s property. If the proposed corporate action creates dissenters’ rights, as provided in the Act, the dissenters’ rights must be accompanied by a copy of relevant provisions of the Act.
2.5 Notice by Electronic Transmission
Any notice to shareholders given by the corporation pursuant to any provision of these Bylaws, the Act or the corporation’s Articles of Incorporation is effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. The consent is revocable by the shareholder by written notice to the corporation. The consent is revoked if:
(a) The corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with the consent; and
(b) The inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the corporation responsible for the giving of notice. However, the inadvertent failure to treat the inability to deliver notice by electronic transmission as a revocation does not invalidate any meeting or other action.
Notice given pursuant to this Section 2.5 shall be deemed given if:
(a) By facsimile machine, when directed to a number at which the shareholder has consented to receive notice;
(b) By electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice;
(c) By posting on an electronic network together with separate notice to the shareholder of the specific posting, upon the later of:
(1) Such posting; and
(2) The giving of the separate notice; and

(d) By any other form of electronic transmission, when directed to the shareholder.
As used in this Section 2.5, “electronic transmission” means any form of communication not directly involving the physical transmission of paper that:
(a) Creates a record that may be retained, retrieved and reviewed by the recipient of the communication; and
(b) May be directly reproduced in paper form by the recipient through an automated process.
2.6 Fixing of Record Date
In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date shall not, in any case, be more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
2.7 Shareholder List
The officer or agent having charge of the stock transfer books for shares of the corporation shall, at least ten (10) days before each meeting of shareholders, make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation’s principal office or at a place in the city where the meeting is to be held, as set forth in the notice of meeting. A shareholder, his agent, or attorney is entitled, on written demand, to inspect and, subject to the requirements of Section 2.15 of this Article 2, to copy the list during regular business hours and at his expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

2.8 Shareholder Quorum and Voting Requirements
One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum exists, a majority vote of those shares present and voting at a duly organized meeting shall suffice to defeat or enact any proposal unless the Statutes of the State of Nevada, the Articles of Incorporation or these Bylaws require a greater-than-majority vote, in which event the higher vote shall be required for the action to constitute the action of the corporation.
If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.
2.9 Increasing Either Quorum or Voting Requirements
For purposes of this Section 2.9, a “supermajority” quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a “supermajority” voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.
The Shareholders, but only if specifically authorized to do so by the Articles of Incorporation, may adopt, amend, or delete a Bylaw which fixes a “supermajority” quorum or “supermajority” voting requirement.
The adoption or amendment of a Bylaw that adds, changes, or deletes a “supermajority” quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then if effect or proposed to be adopted, whichever is greater.
A Bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the Board of Directors.
2.10 Proxies
At all meetings of shareholders, a shareholder may vote in person, or vote by written proxy executed in writing by the shareholder or executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No Proxy shall be valid after eleven (11) months from the date of its execution unless otherwise specifically provided in the proxy or coupled with an interest.

2.11 Voting of Shares
Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.
Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without the transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name.
Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the Court by which such receiver was appointed.
A shareholder whose shares are pledged shall be entitled to vote such shares until the shares are transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.
Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.
Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
2.12 Corporation’s Acceptance of Votes
(a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.
(b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:
(1) the shareholder is an entity, as defined in the Act, and the name signed purports to be that of an officer or agent of the entity;
(2) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment;
(4) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or
(5) the shares are held in the name of two or more persons as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.
(c) The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
(d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section 2.11 are not liable in damages to the shareholder for the consequences of the acceptance or rejection.
(e) Corporation action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.
2.13 Informal Action by Shareholders
Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by shareholders holding a majority of the shares entitled to vote with respect to the subject matter thereof, unless a “supermajority” vote is required by these Bylaws, in which case a “supermajority” vote will be required. Such consent shall be delivered to the corporation secretary for inclusion in the minute book. A consent signed under this section has the effect of a vote at a meeting and may be described as such in any document.
2.14 Voting for Directors
Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

2.15 Shareholders’ Rights to Inspect Corporate Records
Each eligible shareholder shall have the right to inspect the corporate records of the corporation in the manner provided for in the Act.
2.16 Dissenters’ Rights
Each shareholder shall have the right to dissent from and obtain payment for his shares when so authorized by the Act, Articles of Incorporation, the Bylaws, or a resolution of the Board of Directors.
2.17 Order of Business
The corporation’s President (or another person designated by the Board of Directors) shall preside over all meetings of the shareholders. The secretary for the meeting shall be the Secretary of the corporation, or if the Secretary of the corporation is absent, then the President shall appoint any person present to act as secretary. The President shall conduct the meeting in accordance with the corporation’s Articles of Incorporation, Bylaws and the notice of the meeting, and may establish rules for conducting the business of the meeting. After calling the meeting to order, the President shall call for the election inspector, or if no inspector is present then the secretary of the meeting, to tabulate the votes represented at the meeting and entitled to be cast. If directors are to be elected, the tabulation of votes present at the meeting shall be announced prior to the casting of votes for the directors.
2.18 Shareholder Proposals
At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 2.18, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.18. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice in writing to the secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the corporation no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made.

A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting:
(1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(2) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any shareholder covered by clauses (3) and (4) below;
(3) (i) the class and number of shares of the corporation which are held of record or are beneficially owned by such shareholder with respect to the corporation’s securities and (ii) any derivative positions held or beneficially held by the shareholder and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such shareholder with respect to the corporation’s securities; and
(4) any material interest of the shareholder in such business.
Notwithstanding anything to the contrary set forth in this Section 2.18, a shareholder may not nominate a candidate for election to the corporation’s Board of Directors unless that shareholder complies with the “Shareholder Nomination of Directors” notice procedures set forth in Article 3, Section 3.3 of these Bylaws.
Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 2.17 and 2.18. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
Notwithstanding the foregoing provisions of this Section 2.18, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.18.
ARTICLE 3. BOARD OF DIRECTORS
3.1 General Powers
Unless the Articles of Incorporation have dispensed with or limited the authority of the Board of Directors by describing who will perform some or all of the duties of a Board of Directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors.

3.2 Number, Tenure and Qualifications of Directors
Unless otherwise provided in the Articles of Incorporation, the authorized number of directors shall be not less than 1 (minimum number) nor more than 9 (maximum number). The initial number of directors was established in the original Articles of Incorporation. The number of directors shall always be within the limits specified above, and as determined by resolution adopted by the Board of Directors. After any shares of this corporation are issued, neither the maximum nor minimum number of directors can be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the Articles of Incorporation duly approved by a majority of the outstanding shares entitled to vote. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified, or until there is a decrease in the number of directors. Unless required by the Articles of Incorporation, directors do not need to be residents of Nevada or shareholders of the corporation.
3.3 Shareholder Nomination of Directors
Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 3.3, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date then to be timely such notice must be received by the corporation no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. Such shareholder’s notice shall set forth:
(1) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
(2) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation’s books, of such shareholder and any shareholder covered by clause (ii); and (ii) (A) the class and number of shares of the corporation which are held of record or are beneficially owned by such shareholder and by any shareholder with respect to the corporation’s securities and (B) any derivative positions held or beneficially held by the shareholder and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such shareholder with respect to the corporation’s securities.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.3, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3.
3.4 Regular Meetings of the Board of Directors
A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. (If permitted by Section 3.8, any regular meeting may be held by telephone).
3.5 Special Meeting of the Board of Directors
Special meetings of the Board of Directors may be called by or at the request of the president or any one director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors or, if for holding any special meeting of the Board of Directors or, if permitted by Section 3.8, any special meeting may be held by telephone.
3.6 Notice of, and Waiver of Notice of, Special Meetings of the Board of Directors
Unless the Articles of Incorporation provide for a longer or shorter period, notice of any special meeting of the Board of Directors shall be given at least two days prior thereto, either orally or in writing. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of: (1) when received; (2) five days after deposited in the United States mail, addressed to the director’s business office, with postage thereon prepaid; or (3) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Notice may also be given by facsimile and, in such event, notice shall be deemed effective upon transmittal thereof to a fax number of a compatible fax machine at the director’s business office. Any director may waive notice of any meeting. Except as otherwise provided herein, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the Articles of Incorporation or the Act, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.7 Director Quorum
A majority of the number of directors fixed, pursuant to Section 3.2 of this Article 3, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles of Incorporation or the Act require a greater number for a quorum.
Any amendment to this quorum requirement is subject to the provisions of Section 3.9 of this Article 3. Once a quorum has been established at a duly organized meeting, the Board of Directors may continue to transact corporate business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
3.8 Actions By Directors
The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Articles of Incorporation or the Act require a greater percentage. Any amendment which changes the number of directors needed to take action is subject to the provisions of Section 3.9 of this Article 3.
Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. Minutes of any such meeting shall be prepared and entered into the records of the corporation. A director participating in a meeting by this means is deemed to be present in person at the meeting.
A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting; or (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within 24 hours after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
3.9 Establishing a “Supermajority” Quorum or Voting Requirement for the Board of Directors.
For purposes of this Section 3.9, a “supermajority” quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a “supermajority” voting requirement is one which requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

A Bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:
(1) if originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders); or
(2) if originally adopted by the Board of Directors, either by the shareholders or by the Board of Directors.
A Bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the Board of Directors may provide that it ay be amended or repealed only by a specified vote of either the shareholders or the Board of Directors.
Subject to the provisions of the preceding paragraph, action by the Board of Directors to adopt, amend, or repeal a Bylaw that changes the quorum or voting requirements for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.
3.10 Director Action Without a Meeting
Unless the Articles of Incorporation provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors sign a written consent describing the action taken. Such consents shall be filed with the records of the corporation. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a vote at a duly noticed and conducted meeting of the Board of Directors and may be described as such in any document.
3.11 Removal of Directors
The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed for cause. If cumulative voting is not authorized, a director may be removed only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.
3.12 Board of Director Vacancies
Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the director(s) remaining in office shall fill the vacancy.
If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled by the Board of Directors before the vacancy occurs, but the new director may not take office until the vacancy occurs.
The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.
3.13 Director Compensation
Unless otherwise provided in the Articles of Incorporation, by resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation thereafter.
3.14 Director Committees
(a) Creation of Committees. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.
(b) Selection of Members. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken, or (2) the number of directors required by the Articles of Incorporation to take such action.
(c) Required Procedures. Sections 3.5, 3.6, 3.7, 3.8, 3.9 and 3.10 of this Article 3 apply to committees and their members.
(d) Authority. Unless limited by the Articles of Incorporation or the Act, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:
(1) authorize distributions to shareholders;
(2) approve or propose to shareholders any action that the Act requires be approved by shareholders;
(3) fill vacancies on the Board of Directors or on any of its committees;
(4) amend the Articles of Incorporation;
(5) adopt, amend, or repeal Bylaws;
(6) approve a plan of merger not requiring shareholder approval;

(7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or
(8) authorize or approve the issuance or sale, or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.
ARTICLE 4. OFFICERS
4.1 Designation of Officers
The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Directors. The same individual may simultaneously hold more than one office in the corporation.
4.2 Appointment and Term of Office
The officers of the corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. If no term is specified, they shall hold office until the first meeting of the directors held after the next annual meeting of shareholders. If the appointment of officers is not made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his successor has been duly appointed and qualified, until his death, or until he resigns or has been removed in the manner provided in Section 4.3 of this Article 4.
The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors can remove the officer at any time prior to the termination of such term.
Appointment of an officer shall not of itself create any contract rights.
4.3 Removal of Officers
Any officer may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.
4.4 President
The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall generally supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders. He may sign, with the secretary or any other proper officer of the corporation thereunto duly authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other duties as may be prescribed by the Board of Directors from time to time.

4.5 Vice-President
If appointed, in the absence of the president or in the event of the president’s death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. If there is no Vice, President, then the treasurer shall perform such duties of the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the Board of Directors. A vice-president shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.
4.6 Secretary
The secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and, if there is a seal of the corporation, see that it is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder, as provided to the secretary by the shareholders; (f) sign with the president, or vice-president, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) generally perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.
4.7 Treasurer
The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as may be selected by the Board of Directors; and (c) generally perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.
If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
4.8 Assistant Secretaries and Assistant Treasurers
The assistant secretaries, when authorized by the Board of Directors, may sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which has been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

The assistant secretaries and assistant treasurers, generally, shall perform such duties as may be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.
4.9 Salaries
The salaries of the officers, if any, shall be fixed from time to time by the Board of Directors.
ARTICLE 5. INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES
5.1 Indemnification of Officers, Directors, Employees and Agents
Unless otherwise provided in the Articles of Incorporation, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.
5.2 Advance Expenses for Officers and Directors
The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.
5.3 Scope of Indemnification
The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.
ARTICLE 6. CERTIFICATED AND UNCERTIFICATED SHARES
6.1 Certificates for Shares
(a) Content of Certificated Shares; Uncertificated Shares. Shares of any or all of the corporation’s stock may be evidenced by certificates for shares of stock, in such form as the Board of Directors may from time to time prescribe, or may be issued in uncertificated form. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate. Except as expressly provided by law, there shall be no difference in the rights or obligations of shareholders based on whether or not their shares are represented by certificates.

To the extent that persons or entities hold stock certificates in the corporation, each certificate shall be signed in the name of the corporation by the president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the Board of Directors.
(b) Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of the certificate, in the case of certificated shares, indicating that the corporation will furnish the shareholder this information on request in writing and without charge.
(c) Shareholder List. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.
(d) Transferring Shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefore upon such terms as the Board of Directors may prescribe, which may include indemnification of the corporation and bond requirements.
6.2 Registration of the Transfer of Shares
Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. With respect to certificated shares, in order to register a transfer, the record owner shall surrender the share certificate to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Transfers of uncertificated shares shall be made in accordance with customary procedures for transferring shares in uncertificated form. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
6.3 Restrictions on Transfer of Shares Permitted
The Board of Directors may impose restrictions on the transfer or registration of transfer of shares, including any security convertible into, or carrying a right to subscribe for or acquire shares. A restriction does not affect shares issued before the restriction as adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

A restriction on the transfer or registration of transfer of shares may be authorized:
(1) to maintain the corporation’s status when it is dependent on the number or identity of its shareholders;
(2) to preserve exemptions under federal or state securities law; or
(3) for any other reasonable purpose.
A restriction on the transfer or registration of transfer of shares may:
(1) obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;
(2) obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;
(3) require the corporation, the holders of any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable; or
(4) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.
A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 6.3 and, with respect to certificated shares, its existence is noted conspicuously on the front or back of the certificate. Unless so noted, a restriction on a certificated share is not enforceable against a person without knowledge of the restriction.
6.4 Acquisition of Shares
The corporation may acquire its own shares and unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.
If the Articles of Incorporation prohibit the reissue of shares acquired by the corporation, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the Articles of Incorporation, which amendment shall be adopted by the shareholders, or the Board of Directors without shareholder action (if permitted by the Act). The amendment must be delivered to the Secretary of State and must set forth:
(1) the name of the corporation;
(2) the reduction in the number of authorized shares, itemized by class and series; and
(3) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

ARTICLE 7. DISTRIBUTIONS
7.1 Distributions
The Board of Directors may authorize, and the corporation may make distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law.
ARTICLE 8. CORPORATE SEAL
8.1 Corporate Seal
The Board of Directors may adopt a corporate seal which may be circular in form and have inscribed thereon any designation, including the name of the corporation, Nevada as the state of incorporation, and the words “Corporate Seal.”
ARTICLE 9. EMERGENCY BYLAWS
9.1 Emergency Bylaws
Unless the Articles of Incorporation provide otherwise, the following provisions shall be effective during an emergency, which is defined as a time when a quorum of the corporation’s directors cannot be readily assembled because of some catastrophic event. During such emergency:
(a) Notice of Board of Directors Meetings. Any one member of the Board of Directors or any one of the following officers: president, any vice-president, secretary, or treasurer, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, any may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.
(b) Temporary Directors and Quorum. One or more officers of the corporation present at the emergency board of directors meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Section 3.6 of Article 3) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

(c) Actions Permitted To Be Taken. The Board of Directors, as constituted in paragraph (b), and after notice as set forth in paragraph (a), may:
(1) Officers’ Powers Prescribe emergency powers to any officer of the corporation;
(2) Delegation of Any Power Delegate to any officer or director, any of the powers of the Board of Directors;
(3) Lines of Succession. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;
(4) Relocate Principal Place of Business. Relocate the principal place of business, or designate successive or simultaneous principal places of business;
(5) All Other Action. Take any other action which is convenient, helpful, or necessary to carry on the business of the corporation.
ARTICLE 10. AMENDMENTS
10.1 AMENDMENTS
The Board of Directors may amend or repeal the corporation’s Bylaws unless:
(1) the Articles of Incorporation or the Act reserve this power exclusively to the shareholders, in whole or part; or
(2) the shareholders, in adopting, amending, or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw; or
(3) the Bylaw either establishes, amends or deletes a “supermajority” shareholder quorum or voting requirement, as defined in Section 2.8 of Article 2.
Any amendment which changes the voting or quorum requirement for the Board of Directors must comply with Section 3.8 of Article 3, and for the shareholders, must comply Section 2.8 of Article 2.
The corporation’s shareholders may also amend or repeal the corporation’s Bylaws at any meeting held pursuant to Article 2.